UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 10, 2025

McEWEN INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800 Toronto, Ontario, Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2025, McEwen Inc. (the “Company”) entered into a definitive agreement (the “Arrangement Agreement”) with Canadian Gold Corp., a corporation existing under the laws of the province of British Columbia, Canada (“CGC”), pursuant to which the Company will acquire all of the issued and outstanding common shares of CGC (the “CGC Shares”) in exchange for shares of the Company’s common stock, no par value per share (the “Company Shares”) by way of a court-approved statutory plan of arrangement under the provisions of the Business Corporations Act (British Columbia) (the “Proposed Transaction”). The Arrangement Agreement was signed pursuant to the letter of intent disclosed in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2025, and has terms that are in all material respects similar to those of the letter of intent. Pursuant to the terms of the Arrangement Agreement, each CGC Share will entitle its holder to receive 0.0225 Company Shares, subject to the approval of the Company’s stockholders (“Stockholder Approval”) for any Company Shares to be issued to Mr. Robert McEwen in excess of one percent (1%) of the issued and outstanding Company Shares (the “Excess Shares”) as of the consummation of the Proposed Transaction (the “Effective Time”) pursuant to the applicable rules of the New York Stock Exchange (“NYSE”). In the event Stockholder Approval is not obtained, the Company will, in lieu of Company Shares, deliver cash to Mr. McEwen for the Excess Shares based on the close price of the Company Shares on the trading day prior to the Effective Time. The Proposed Transaction will also require the approval of (a) 66 ⅔% of the votes cast by shareholders of CGC; and, (b) a simple majority of the votes cast by minority CGC shareholders in accordance with Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions. Following the Proposed Transaction, CGC will be a wholly-owned subsidiary of the Company.

The Arrangement Agreement contains a non-solicitation provision in favor of the Company, grants the Company the right amend the Arrangement Agreement to match a Superior Proposal (as that term is defined in the Arrangement Agreement) and provides that CGC will pay the Company a termination fee of CAD$2.195 million upon the occurrence of certain events of termination.

The Arrangement Agreement was approved by the Board of Directors of the Company (the “Board”) based on the recommendation of its special committee comprised of independent and disinterested directors. Each of Messrs. Robert McEwen, who owns approximately 32.5% of CGC, and Ian Ball, who serves as a consultant for CGC and served as its interim Chief Executive Officer from April 2023 to October 2023, recognizing their respective conflicts of interest as directors of the Company and as shareholders and interested parties in CGC, abstained from voting on the approval of the Proposed Transaction by the Board.

The Arrangement Agreement includes provisions such as conditions to closing the Proposed Transaction, and representations and warranties and covenants customary for arrangement agreements. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties therein, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Arrangement Agreement only provides investors with information regarding the terms of the Arrangement Agreement, and will not provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission. Completion of the Proposed Transaction is subject to customary closing conditions and receipt of necessary court and regulatory approvals, including approval of the TSX Venture Exchange, the Toronto Stock Exchange and the NYSE.

The foregoing description of the Arrangement Agreement and the Proposed Transaction is qualified in its entirety by reference to the full text of the Arrangement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. Investors and other interested parties are encouraged to read in its entirety the Arrangement Agreement because it contains important information not otherwise described herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Company Shares issued pursuant to the Arrangement Agreement will be issued in a private placement pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

On October 14, 2025, the Company issued a press release announcing that it had entered into the Arrangement Agreement. A copy of the press release is furnished with this Current Report as Exhibit 99.1. Investors and other interested parties are encouraged to read in its entirety the press release because it contains important information not otherwise described herein.

The information furnished under this Item 7.01, including the referenced exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
10.1*+	Arrangement Agreement, dated October 10, 2025, between Canadian Gold Corp. and McEwen Inc.
99.1	Press Release, dated October 14, 2025
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

+ Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

Cautionary Statement

This Current Report and accompanying press release contain forward-looking statements and information within the meaning of applicable Canadian securities legislation and the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this Current Report. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements.

The forward-looking statements relate to, among other things, statements regarding: the Proposed Transaction; the Arrangement Agreement; the receipt of necessary shareholder, court and regulatory approvals for the Proposed Transaction; the anticipated timeline for completing the Proposed Transaction, if at all; the timing to hold the special meeting of the CGC shareholders and mailing of the management information circular regarding same; the terms and conditions pursuant to which the Proposed Transaction will be completed, if at all; the anticipated benefits of the Proposed Transaction including, but not limited to the Company having an 100% interest in the Tartan Mine; the Company and its subsidiaries; the future financial and operational performance of the Company group; the exploration and development programs of the Company and its subsidiaries; and potential future revenue and cost synergies resulting from the Proposed Transaction. These forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements.

In respect of the forward-looking statements, the Company has relied on certain assumptions that it believes are reasonable at this time, including assumptions as to the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court, shareholder, stock exchange and other third party approvals and the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Proposed Transaction. This timeline may change for a number of reasons, including unforeseen delays in preparing meeting materials; inability to secure necessary regulatory, court, shareholder, stock exchange or other third-party approvals in the time assumed or the need for additional time to satisfy the other conditions to the completion of the Proposed Transaction. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this Current Report and the press release concerning these times.

Risks and uncertainties that may cause such differences include but are not limited to: the risk that the Proposed Transaction may not be completed on a timely basis, if at all; the risk that the conditions to the consummation of the Proposed Transaction may not be satisfied; the risk that the Proposed Transaction may involve unexpected costs, liabilities or delays; the possibility that legal proceedings may be instituted against the Company, CGC and/or others relating to the Proposed Transaction and the outcome of such proceedings; the possible occurrence of an event, change or other circumstance that could result in termination of the Proposed Transaction; risks relating to the failure to obtain necessary shareholder and court approval; other risks inherent in the mining industry. Failure to obtain the requisite approvals, or the failure of the parties to otherwise satisfy the conditions to or complete the Proposed Transaction, may result in the Proposed Transaction not being completed on the proposed terms, or at all. In addition, if the Proposed Transaction is not completed, the announcement of the Proposed Transaction and the dedication of substantial resources of the Company to the completion of the Proposed Transaction could have a material adverse impact on the Company’s share price, its current business relationships and on the current and future operations, financial condition, and prospects of each of the Company and CGC.

The Company expressly disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise except as otherwise required by applicable securities legislation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McEWEN INC.

Date: October 16, 2025	By:	/s/ Carmen Diges
Carmen Diges, General Counsel